LUXFER

LUXFER REPORTS SECOND QUARTER 2024 RESULTS WITH SEQUENTIAL MARGIN IMPROVEMENT

Business remains on track to deliver 2024 expectations, raises 2024 guidance to reflect recovery of legal expenses.

Second Quarter 2024 Highlights

- **Second-Quarter Sales:** GAAP Net Sales of $99.7 million, declined 9.7% YoY, but rebounded 11.5% QoQ
- **Profitability:** Achieved sequential adjusted margin improvement for the past two quarters through operational efficiencies
- **Legal Recovery:** Recognized $5.1 million of legal expense recovery in this quarter
- **Raises 2024 Guidance:** Adjusted EBITDA $47 to $50 million, Adjusted EPS $0.90 to $1.00, Free Cash Flow $24 to $27 million
- **Strategic Review:** Sale of Graphic Arts is progressing as expected

Throughout the first half of 2024, our business delivered improved results and demonstrated operational effectiveness. In the second quarter, we successfully navigated ongoing broad-based end market weakness and were encouraged by continued demand for SCBA cylinders. I am pleased with our sequential improvement in sales and that our profitability has improved for two consecutive quarters.

Operational efficiencies are driving our sequential margin improvement. Notably, we have made significant strides in reducing net debt and enhancing cash flow, further solidifying our financial foundation. Additionally, we are making meaningful and accelerated progress in the sale process of our Graphic Arts business following our strategic review.

Looking ahead, we are confident that the business is progressing as planned and will continue to rebound from the disruptions in the second half of last year. Our strategic approach ensures that we remain on track for the remainder of 2024 and positions us well for the future.

Andy Butcher
Chief Executive Officer

Key Results * (amounts in millions, except EPS)

Net Sales and Gross Profits	Q2 2024	% Change	YTD	% Change
GAAP Net Sales	$ 99.7	-9.7%	$ 189.1	-10.7%
Adjusted Net Sales[1]	91.8	-9.6%	174.9	-10.5%
GAAP Gross Profit	22.0	-9.1 %	40.4	-10.8%
Adjusted Gross Profit[1]	20.5	-12.0%	39.0	-11.8%
Adjusted Gross Margin[1]	22.3%	-70 bps	22.3%	30 bps

Net Income, Adjusted EBITDA and EPS	Q2 2024	% Change	YTD	% Change
GAAP Net (Loss) / Income	$ (0.4)	-108.2%	$ 2.4	-55.6%
Adjusted EBITDA[1]	17.3	20.1%	27.8	5.3%
Adjusted EBITDA[1] ex. Legal Cost Recovery / Expense	13.4	-12.4%	23.8	-15.6%
GAAP Diluted EPS	$ (0.01)	-105.6%	$ 0.09	-55.0%
Adjusted Diluted EPS[1]	0.39	34.5%	0.58	9.4%
Adjusted Diluted EPS[1] ex. Legal Cost Recovery / Expense	0.24	-27.3%	0.43	-27.1%

** Comparative information is relative to prior-year second quarter; results exclude discontinued operations.*

[1] Note: Adjusted Results Excludes Graphic Arts Business

Second Quarter Financials

GAAP net sales of $99.7 million decreased $10.7 million from $110.4 million in the second quarter of 2023, primarily due to a $10.5 million negative impact from volume/mix and a $0.3 million negative impact from foreign exchange. This decrease was partially offset by a $0.1 million benefit from higher pricing.

Adjusted net income (excluding Graphic Arts) was $10.4 million, or $0.39 per diluted share, compared to $7.9 million, or $0.29 per diluted share, in the second quarter of 2023. Excluding legal expense recovery in the second quarter, Adjusted Net Income (excluding Graphic Arts) was $6.5 million, or $0.24 per diluted share.

Adjusted EBITDA (excluding Graphic Arts) of $17.3 million increased by $2.9 million from $14.4 million. This change included a $5.1 million negative impact from volume/mix and a $0.3 million negative impact related to foreign exchange. However, Adjusted EBITDA was positively affected by a $0.1 million benefit from higher prices, a $1.8 million positive impact from net cost deflation, and a $6.4 million positive impact largely resulting from the recovery of legal expenses in the quarter.

Segment Results * (amounts in millions)


AZ80A
U.TYPE 1
CLASS A

Elektron	Q2 2024	% Change	YTD	% Change
Net Sales	$ 42.0	-20.8%	$ 79.7	-24.4%
Gross Profit	12.2	-21.8%	23.0	-26.5%
Gross Margin	29.0%	-40bps	28.9%	-80bps
Adjusted EBITDA	$ 12.4	30.5%	$ 18.8	-1.1%
Adjusted EBITDA Margin	29.5%	+1,160bps	23.6%	560bps
Adjusted EBITDA[2] *(ex. Legal)*	8.5	-18.3%	14.8	-28.8%
Adjusted EBITDA Margin[2] *(ex. Legal)*	20.2%	+60bps	18.6%	-110bps



Gas Cylinders	Q2 2024	% Change	YTD	% Change
Net Sales	$ 49.8	2.7%	$ 95.2	5.8%
Gross Profit	8.3	7.8%	16.0	24.0%
Gross Margin	16.7%	80bps	16.8%	250bps
Adjusted EBITDA	$ 4.9	flat	$ 9.0	21.6%
Adjusted EBITDA Margin	9.8%	-30bps	9.5%	130bps

** Comparative information is relative to prior-year second quarter; results exclude discontinued operations and Graphic Arts segment*

[2] Adjusted Results Excludes Legal Cost Recovery/ Expense in 2024 and 2023

Capital Resources and Liquidity Net cash provided from continuing operations for the second quarter 2024, was $8.9 million, a decline of $4.2 million versus the second quarter of 2023. Free cash flow from continuing operations was $6.2 million, a decline of $4.0 million versus the second quarter of 2023. On June 30, 2024, net debt totaled $69.9 million, resulting in a net debt to adjusted EBITDA ratio (excluding Graphic Arts) of 1.6x. During the second quarter of 2024, approximately $0.6 million of common stock, equating to 50,000 shares, was repurchased. Year-to-date, a total of approximately $1.0 million of common stock, or 100,000 shares, has been repurchased. Additionally, $3.5 million was returned to shareholders through dividends. 2024 Guidance Update (excluding Graphic Arts) As a result of the better performance in the second quarter and the higher-than-anticipated recovery of legal expenses, full-year 2024 guidance has been raised. Adjusted EBITDA is now expected to be between $47 million and $50 million, Adjusted EPS to be in a range of $0.90 to $1.00 and Free Cash Flow between $24 million and $27 million. 2024 Upcoming Investor Relations Events • September 18th - Sidoti Small Cap Conference Q2 2024 Earnings Conference Call Information Luxfer will conduct an investor teleconference at 8:30 a.m. ET on Wednesday July 31, 2024. Investors can access this conference via any of the following: • Webcast: Accessible by clicking on this link LXFR Q2 2024 Earnings • Live Telephone: Call 800-579-2543 within the U.S. or +1 785-424-1789 outside the U.S. Please join the call at least 15 minutes before the start time (Conference ID:LXFRQ224). • Webcast Replay: Available on Luxfer’s website beginning at approximately 4:30 p.m. Eastern Time on July 31, 2024. • Telephone Replay: Call 800-839-2485 within the U.S. or +1 402-220-7222 outside the U.S. (for both U.S. and outside the U.S. access code is 6639). • Presentation Material: Earnings presentation material and podcasts can be accessed through the Investors portion of the Company’s website at luxfer.com under Quarterly Reports and Presentations.

About Luxfer Luxfer is a global industrial company innovating niche applications in materials engineering. Using its broad array of proprietary technologies, Luxfer focuses on value creation, customer satisfaction, and demanding applications where technical know-how and manufacturing expertise combine to deliver a superior product. Luxfer’s high-performance materials, components, and high-pressure gas containment devices are used in defense and emergency response, clean energy, healthcare, transportation, and general industrial applications. For more information, please visit www.luxfer.com. Luxfer is listed on the New York Stock Exchange and its ordinary shares trade under the symbol LXFR. Non-GAAP Financial Measures Luxfer Holdings PLC prepares its financial statements using U.S. Generally Accepted Accounting Principles (GAAP). When a company discloses material information containing non-GAAP financial measures, SEC regulations require that the disclosure include a presentation of the most directly comparable GAAP measure and a reconciliation of the GAAP and non-GAAP financial measures. Management’s inclusion of non-GAAP financial measures in this release is intended to supplement, not replace, the presentation of the Company’s financial results in accordance with GAAP. Luxfer management believes that these non-GAAP financial measures, when considered together with the GAAP financial measures, provide information that is useful to investors in understanding period-over-period operating results separate and apart from items that may, or could, have a disproportionately positive or negative impact on results in any period. Management also believes that these non-GAAP financial measures enhance the ability of investors to analyze the Company’s business trends and understand the Company’s performance. In addition, management may utilize non-GAAP financial measures as a guide in the Company’s forecasting, budgeting, and long-term planning process. Non-GAAP financial measures should be considered in addition to, and not as a substitute for, or superior to, financial measures presented in accordance with GAAP. With respect to the Company’s 2024 adjusted earnings per share guidance, the Company is not able to provide a reconciliation of the non-GAAP financial measure to GAAP because it does not provide specific guidance for the various extraordinary, nonrecurring, or unusual charges and other certain items. These items have not yet occurred, are out of the Company’s control, and/or cannot be reasonably predicted. As a result, reconciliation of the non-GAAP guidance measure to GAAP is not available without unreasonable effort, and the Company is unable to address the probable significance of the unavailable information. Forward-Looking Statements This release contains certain forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those projected in the forward-looking statements. Examples of such forward-looking statements include but are not limited to: (i) statements regarding the Company’s results of operations and financial condition; (ii) statements of plans, objectives or goals of the Company or its management, including those related to financing, products, or services; (iii) statements of future economic performance; and (iv) statements of assumptions underlying such statements. Words such as “believes,” “anticipates,” “expects,” “intends,” “forecasts,” and “plans,” and similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements. By their very nature, forward- looking statements involve inherent risks and uncertainties, both general and specific, and risks exist that the predictions, forecasts, projections, and other forward-looking statements will not be achieved. The Company cautions that several important factors could cause actual results to differ materially from the plans, objectives, expectations, estimates, and intentions expressed in such forward-looking statements. These factors include but are not limited to: (i) lower than expected future sales; (ii) increasing competitive industry pressures; (iii) general economic conditions or conditions affecting demand for the products and services it offers, both domestically and internationally; (iv) worldwide economic and business conditions and conditions in the industries in which the Company operates; (v) geopolitcal issues (vi) fluctuations in the cost of raw materials, utilities, and other inputs; (vii) currency fluctuations and hedging risks; (viii) the Company’s ability to protect its intellectual property; (ix) the significant amount.

Forward-Looking Statements (continued) of indebtedness the Company has incurred and may incur and the obligations to service such indebtedness and to comply with the covenants contained therein; and (x) risks related to the impact of COVID-19. The Company cautions that the foregoing list of important factors are not exhaustive. These factors are more fully discussed in the sections entitled “Forward-Looking Statements” and “Risk Factors” in its Annual Report on Form 10-K for the year ended December 31, 2023, which was filed with the U.S. Securities and Exchange Commission on February 27, 2024. When relying on forward-looking statements to make decisions with respect to the Company, investors and others should carefully consider the foregoing factors and other uncertainties and events. Forward-looking statements speak only as of the date on which they are made, and the Company does not undertake any obligation to update or revise any such statement, whether because of new information, future events, or otherwise. Contact Info: Kevin Cornelius Grant Vice President of Investor Relations and Business Development Kevin.Grant@luxfer.com

Luxfer Holdings PLC

LUXFER HOLDINGS PLC

CONDENSED CONSOLIDATED STATEMENTS OF (LOSS) / INCOME (UNAUDITED)

	Second Quarter		Year-to-date	
In millions, except share and per-share data	**2024**	**2023**	**2024**	**2023**
Net sales	**$ 99.7**	$ 110.4	**$ 189.1**	$ 211.7
Cost of goods sold	**(77.7)**	(86.2)	**(148.7)**	(166.4)
Gross profit	**22.0**	24.2	**40.4**	45.3
Selling, general and administrative expenses	**(11.9)**	(12.8)	**(23.5)**	(25.3)
Research and development	**(1.1)**	(1.0)	**(2.3)**	(2.2)
Restructuring charges	**(1.1)**	(2.5)	**(1.8)**	(2.8)
Acquisition and disposal related costs	**(9.2)**	—	**(9.4)**	—
Other income	**5.1**	—	**5.3**	—
Operating income	**3.8**	7.9	**8.7**	15.0
Net interest expense	**(1.3)**	(1.8)	**(2.7)**	(3.1)
Defined benefit pension credit / (charge)	**0.2**	0.6	**0.5**	(8.3)
Income before income taxes	**2.7**	6.7	**6.5**	3.6
(Provision) / credit for income taxes	**(3.1)**	(1.8)	**(4.1)**	1.8
Net (loss) / income from continuing operations	**(0.4)**	4.9	**2.4**	5.4
Loss from discontinued operations, net of tax	**(0.1)**	(0.2)	**(0.2)**	(0.2)
Net loss from discontinued operations	**(0.1)**	(0.2)	**(0.2)**	(0.2)
Net (loss) / income	**$ (0.5)**	$ 4.7	**$ 2.2**	$ 5.2
(Loss) / earnings / per share[1]				
Basic from continuing operations	**$ (0.01)**	$ 0.18	**$ 0.09**	$ 0.20
Basic from discontinued operations[2]	**$ (0.01)**	$ (0.01)	**$ (0.01)**	$ (0.01)
Basic	**$ (0.02)**	$ 0.17	**$ 0.08**	$ 0.19
Diluted from continuing operations	**$ (0.01)**	$ 0.18	**$ 0.09**	$ 0.20
Diluted from discontinued operations[2]	**$ —**	$ (0.01)	**$ (0.01)**	$ (0.01)
Diluted	**$ (0.02)**	$ 0.17	**$ 0.08**	$ 0.19
Weighted average ordinary shares outstanding				
Basic	26,831,372	26,923,804	26,826,123	26,922,528
Diluted	26,932,291	27,065,338	26,892,230	27,083,986

[1] The calculation of earnings per share is performed separately for continuing and discontinued operations. As a result, the sum of the two in any particular period may not equal the earnings-per-share amount in total.

[2] The loss per share for discontinued operations has not been diluted, since the incremental shares included in the weighted-average number of shares outstanding would have been anti-dilutive.

LUXFER HOLDINGS PLC CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED) June 30, December 31, In millions, except share and per-share data 2024 2023 Current assets Cash and cash equivalents $ 4.3 $ 2.3 Restricted cash 0.3 0.3 Accounts and other receivables, net of allowances of $0.6 and $0.7, respectively 60.9 59.9 Inventories 88.2 95.9 Current assets held-for-sale 23.4 8.9 Other current assets 1.5 1.5 Total current assets $ 178.6 $ 168.8 Non-current assets Property, plant and equipment, net $ 63.1 $ 63.8 Right-of-use assets from operating leases 14.3 15.4 Goodwill 67.2 67.5 Intangibles, net 11.6 12.0 Deferred tax assets 3.5 3.9 Investments and loans to joint ventures and other affiliates 0.4 0.4 Pensions and other retirement benefits 41.1 40.3 Total assets $ 379.8 $ 372.1 Current liabilities Current maturities of long-term debt and short-term borrowing $ 0.2 $ 4.6 Accounts payable 27.5 26.5 Accrued liabilities 23.2 20.9 Taxes on income 5.1 — Current liabilities held-for-sale 9.4 3.9 Other current liabilities 9.4 8.9 Total current liabilities $ 74.8 $ 64.8 Non-current liabilities Long-term debt $ 74.0 $ 67.6 Pensions and other retirement benefits — 0.1 Deferred tax liabilities 10.2 10.2 Other non-current liabilities 14.5 16.8 Total liabilities $ 173.5 $ 159.5 Commitments and contingencies Shareholders' equity Ordinary shares of £0.50 par value; authorized 40,000,000 shares for 2024 and 2023; issued and outstanding 28,944,000 for 2024 and 2023 26.5 26.5 Additional paid-in capital 224.2 223.5 Treasury shares (23.6) (22.9) Company shares held by ESOP (0.8) (0.9) Retained earnings 99.5 104.3 Accumulated other comprehensive loss (119.5) (117.9) Total shareholders' equity 206.3 212.6 Total liabilities and shareholders' equity $ 379.8 $ 372.1

LUXFER HOLDINGS PLC CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED) Year-to-date In millions 2024 2023 Operating activities Net income $ 2.2 $ 5.2 Net loss from discontinued operations 0.2 0.2 Net income from continuing operations 2.4 5.4 Adjustments to reconcile net income to net cash provided / (used) by operating activities Depreciation 4.5 6.2 Amortization of purchased intangible assets 0.4 0.4 Amortization of debt issuance costs 0.1 0.2 Share-based compensation charges 1.4 1.3 Deferred income taxes 0.3 1.5 Asset impairment charges — 2.3 Loss on held for sale asset group 7.5 — Defined benefit pension (credit) / charge (0.5) 8.3 Defined benefit pension contributions — (2.1) Changes in assets and liabilities Accounts and other receivables (7.9) 3.8 Inventories (7.5) (6.4) Current assets held-for-sale (2.5) 1.2 Accounts payable 2.4 (9.1) Accrued liabilities 3.5 (5.9) Current liabilities held-for-sale 2.0 (1.5) Other current liabilities 5.8 (7.4) Other non-current assets and liabilities 0.6 0.5 Net cash provided / (used) by operating activities - continuing 12.5 (1.3) Net cash provided by operating activities - discontinued 0.1 0.1 Net cash provided / (used) by operating activities 12.6 (1.2) Investing activities Capital expenditures (4.1) (4.9) Net cash used by investing activities - continuing (4.1) (4.9) Net cash used by investing activities - discontinued (0.1) (0.1) Net cash used by investing activities (4.2) (5.0) Financing activities Net repayment of short-term borrowings (4.4) (25.0) Net drawdown of long-term borrowings 6.4 35.1 Repurchase of own shares (1.0) (1.6) Share-based compensation cash paid (0.3) (0.3) Dividends paid (7.0) (7.0) Net cash (used) / provided by financing activities (6.3) 1.2 Effect of exchange rate changes on cash and cash equivalents (0.1) 0.3 Net increase / (decrease) $ 2.0 $ (4.7) Cash, cash equivalents and restricted cash; beginning of year 2.6 12.9 Cash, cash equivalents and restricted cash; end of the second quarter 4.6 8.2 Supplemental cash flow information: Interest payments $ 2.8 $ 2.8 Income tax payments, net 0.3 2.8

LUXFER HOLDINGS PLC

SUPPLEMENTAL INFORMATION

SEGMENT INFORMATION (UNAUDITED)

	Net sales				Adjusted EBITDA			
	Second Quarter		Year-to-date		Second Quarter		Year-to-date	
In millions	2024	2023	2024	2023	2024	2023	2024	2023
Gas Cylinders segment	**$ 49.8**	$ 48.5	**$ 95.2**	$ 90.0	**$ 4.9**	$ 4.9	**$ 9.0**	$ 7.4
Elektron segment	**42.0**	53.0	**79.7**	105.4	**12.4**	9.5	**18.8**	19.0
Excluding Graphic Arts segment	**91.8**	101.5	**174.9**	195.4	**17.3**	14.4	**27.8**	26.4
Graphic Arts segment	**7.9**	8.9	**14.2**	16.3	**0.1**	—	**(1.6)**	(0.7)
Consolidated	**$ 99.7**	$ 110.4	**$ 189.1**	$ 211.7	**$ 17.4**	$ 14.4	**$ 26.2**	$ 25.7

	Depreciation and amortization				Restructuring charges			
	Second Quarter		Year-to-date		Second Quarter		Year-to-date	
In millions	2024	2023	2024	2023	2024	2023	2024	2023
Gas Cylinders segment	**$ 0.9**	$ 1.0	**$ 1.7**	$ 2.1	**$ 1.1**	$ 2.5	**$ 1.6**	$ 2.8
Elektron segment	**1.6**	1.8	**3.2**	3.5	**—**	—	**0.2**	—
Excluding Graphic Arts segment	**2.5**	2.8	**4.9**	5.6	**1.1**	2.5	**1.8**	2.8
Graphic Arts segment	**—**	0.5	**—**	1.0	**—**	—	**—**	—
Consolidated	**$ 2.5**	$ 3.3	**$ 4.9**	$ 6.6	**$ 1.1**	$ 2.5	**$ 1.8**	$ 2.8

	Gross profit			
	Second Quarter		Year-to-date	
In millions	2024	2023	2024	2023
Gas Cylinders segment	**$ 8.3**	$ 7.7	**$ 16.0**	$ 12.9
Elektron segment	**12.2**	15.6	**23.0**	31.3
Excluding Graphic Arts segment	**20.5**	23.3	**39.0**	44.2
Graphic Arts segment	**1.5**	0.9	**1.4**	1.1
Consolidated	**$ 22.0**	$ 24.2	**$ 40.4**	$ 45.3

ADJUSTED NET INCOME AND ADJUSTED EARNINGS PER SHARE (UNAUDITED)

	Second Quarter					
In millions except per share data	2024			2023		
	Continuing operations	**Graphic Arts**	**Adjusted Total**	**Continuing operations**	**Graphic Arts**	**Adjusted Total**
Net (loss) / income	**$ (0.4)**	**$ (9.0)**	**$ 8.6**	$ 4.9	(0.5)	$ 5.4
Accounting charges relating to acquisitions and disposals of businesses:						
Amortization on acquired intangibles	**0.2**	**—**	**0.2**	0.2	—	0.2
Acquisition and disposal related charge	**9.2**	**9.1**	**0.1**	—	—	—
Defined benefit pension credit	**(0.2)**	**—**	**(0.2)**	(0.6)	—	(0.6)
Restructuring charge	**1.1**	**—**	**1.1**	2.5	—	2.5
Share-based compensation charge	**0.8**	**0.1**	**0.7**	0.7	—	0.7
Income tax on adjusted items	**(0.2)**	**(0.1)**	**(0.1)**	(0.3)	—	(0.3)
Adjusted net income / (loss)	**10.5**	**0.1**	**10.4**	7.4	(0.5)	7.9
Less:						
Legal cost (recovery) / expense	**(5.1)**	**—**	**(5.1)**	1.2	—	1.2
Tax on legal cost recovery / (expense)	**1.2**	**—**	**1.2**	(0.3)	—	(0.3)
Adjusted net income / (loss) excluding Legal	**$ 6.6**	**$ 0.1**	**$ 6.5**	$ 8.3	$ (0.5)	$ 8.8
Adjusted earnings per ordinary share [(1)]						
Diluted (loss) / earnings per ordinary share	**$ (0.01)**	**$ (0.33)**	**$ 0.32**	$ 0.18	$ (0.02)	$ 0.20
Impact of adjusted items	**0.40**	**0.33**	**0.07**	0.09	—	0.09
Adjusted diluted earnings / (loss) per ordinary share	**0.39**	**—**	**0.39**	0.27	(0.02)	0.29
Impact of legal cost (recovery) / expense	**(0.15)**	**—**	**(0.15)**	0.04	—	0.04
Adjusted diluted earnings / (loss) per ordinary share excluding Legal cost recovery / expense	**$ 0.24**	**$ —**	**$ 0.24**	$ 0.31	$ (0.02)	$ 0.33

	Year-to-date					
In millions except per share data	2024			2023		
	Continuing operations	**Graphic Arts**	**Adjusted Total**	**Continuing operations**	**Graphic Arts**	**Adjusted Total**
Net income / (loss)	**$ 2.4**	**$ (10.6)**	**$ 13.0**	$ 5.4	(1.5)	$ 6.9
Accounting charges relating to acquisitions and disposals of businesses:						
Amortization on acquired intangibles	**0.4**	**—**	**0.4**	0.4	—	0.4
Acquisition and disposal related charge	**9.4**	**9.3**	**0.1**	—	—	—
Defined benefit pension (credit) / charge	**(0.5)**	**—**	**(0.5)**	8.3	—	8.3
Restructuring charge	**1.8**	**—**	**1.8**	2.8	—	2.8
Share-based compensation charge	**1.4**	**0.2**	**1.2**	1.3	—	1.3
Tax impact of defined benefit settlement	**—**	**—**	**—**	(4.9)	—	(4.9)
Income tax on adjusted items	**(0.4)**	**(0.1)**	**(0.3)**	(0.5)	—	(0.5)
Adjusted net income / (loss)	**$ 14.5**	**$ (1.2)**	**$ 15.7**	$ 12.8	$ (1.5)	$ 14.3
Less:						
Legal cost (recovery) / expense	**(5.3)**	**—**	**(5.3)**	2.3	—	2.3
Tax on legal cost recovery / (expense)	**1.3**	**—**	**1.3**	(0.5)	—	(0.5)
Adjusted net income / (loss) excluding Legal	**$ 10.5**	**$ (1.2)**	**$ 11.7**	$ 14.6	$ (1.5)	$ 16.1
Adjusted earnings per ordinary share [(1)]						
Diluted earnings / (loss) per ordinary share	**$ 0.09**	**$ (0.39)**	**$ 0.48**	$ 0.20	$ (0.06)	$ 0.25
Impact of adjusted items	**0.45**	**0.35**	**0.10**	0.27	—	0.28
Adjusted diluted earnings / (loss) per ordinary share	**0.54**	**(0.04)**	**0.58**	0.47	(0.06)	0.53
Impact of legal cost (recovery) / expense	**(0.15)**	**—**	**(0.15)**	0.07	—	0.06
Adjusted diluted earnings / (loss) per ordinary share excluding Legal cost recovery / expense	**$ 0.39**	**$ (0.04)**	**$ 0.43**	$ 0.54	$ (0.06)	$ 0.59

[(1)] For the purpose of calculating diluted earnings per share, the weighted average number of ordinary shares outstanding during the financial year has been adjusted for the dilutive effects of all potential ordinary shares and share options granted to employees, except where there is a loss in the period, then no adjustment is made.

ADJUSTED EBITDA (UNAUDITED)

In millions except per share data	Second Quarter 2024			2023		
	Continuing operations	Graphic Arts	Adjusted Total	Continuing operations	Graphic Arts	Adjusted Total
Adjusted net income from continuing operations	**$ 10.5**	**$ 0.1**	**$ 10.4**	$ 7.4	$ (0.5)	$ 7.9
Add back:						
Income tax on adjusted items	**0.2**	**0.1**	**0.1**	0.3	—	0.3
Provision / (credit) for income taxes	**3.1**	**(0.1)**	**3.2**	1.8	—	1.8
Net finance costs	**1.3**	**—**	**1.3**	1.8	—	1.8
Adjusted EBITA	**15.1**	**0.1**	**15.0**	11.3	(0.5)	11.8
Depreciation	**2.3**	**—**	**2.3**	3.1	0.5	2.6
Adjusted EBITDA	**17.4**	**0.1**	**17.3**	14.4	—	14.4
Less:						
Legal cost (recovery) / expense	**(5.1)**	**—**	**(5.1)**	**1.2**	**—**	1.2
Tax on legal cost recovery / (expense)	**1.2**	**—**	**1.2**	**(0.3)**	**—**	(0.3)
Adjusted EBITDA excluding legal	**$ 13.5**	**$ 0.1**	**$ 13.4**	$ 15.3	$ —	$ 15.3

In millions except per share data	Year-to-date 2024			2023		
	Continuing operations	Graphic Arts	Adjusted Total	Continuing operations	Graphic Arts	Adjusted Total
Adjusted net income from continuing operations	**$ 14.5**	**$ (1.2)**	**$ 15.7**	$ 12.8	$ (1.5)	$ 14.3
Add back:						
Income tax on adjusted items	**0.4**	**0.1**	**0.3**	0.5	—	0.5
Provision / (credit) for income taxes	**4.1**	**(0.5)**	**4.6**	(1.8)	(0.2)	(1.6)
Tax impact of defined benefit pension settlement	**—**	**—**	**—**	4.9	—	4.9
Net finance costs	**2.7**	**—**	**2.7**	3.1	—	3.1
Adjusted EBITA	**21.7**	**(1.6)**	**23.3**	19.5	(1.7)	21.2
Depreciation	**4.5**	**—**	**4.5**	6.2	1.0	5.2
Adjusted EBITDA	**26.2**	**(1.6)**	**27.8**	25.7	(0.7)	26.4
Less:						
Legal cost (recovery) / expense	**(5.3)**	**—**	**(5.3)**	2.3	—	2.3
Tax on legal cost recovery / (expense)	**1.3**	**—**	**1.3**	(0.5)	—	(0.5)
Adjusted EBITDA excluding legal	**$ 22.2**	**$ (1.6)**	**$ 23.8**	$ 27.5	$ (0.7)	$ 28.2

ADJUSTED EFFECTIVE TAX RATE

(UNAUDITED)

	Second Quarter					
In millions except per share data	2024			2023		
	Continuing operations	**Graphic Arts**	**Adjusted Total**	**Continuing operations**	**Graphic Arts**	**Adjusted Total**
Adjusted net income from continuing operations	**$ 10.5**	**$ 0.1**	**$ 10.4**	$ 7.4	$ (0.5)	$ 7.9
Add back:						
Income tax on adjusted items	**0.2**	**0.1**	**0.1**	0.3	—	0.3
Provision for income taxes	**3.1**	**(0.1)**	**3.2**	1.8	—	1.8
Adjusted income from continuing operations before income taxes	**13.8**	**0.1**	**13.7**	9.5	(0.5)	10.0
Adjusted provision for income taxes	**3.3**	**—**	**3.3**	2.1	—	2.1
Adjusted effective tax rate from continuing operations	**23.9 %**	**— %**	**24.1 %**	22.1 %	— %	21.0 %

	Year-to-date					
In millions except per share data	2024			2023		
	Continuing operations	**Graphic Arts**	**Adjusted Total**	**Continuing operations**	**Graphic Arts**	**Adjusted Total**
Adjusted net income from continuing operations	**$ 14.5**	**$ (1.2)**	**$ 15.7**	$ 12.8	$ (1.5)	$ 14.3
Add back:						
Income tax on adjusted items	**0.4**	**0.1**	**0.3**	0.5	—	0.5
Tax impact of defined benefit pension settlement	**—**	**—**	**—**	4.9	—	4.9
Provision / (credit) for income taxes	**4.1**	**(0.5)**	**4.6**	(1.8)	(0.2)	(1.6)
Adjusted income from continuing operations before income taxes	**19.0**	**(1.6)**	**20.6**	16.4	(1.7)	18.1
Adjusted provision / (credit) for income taxes	**4.5**	**(0.4)**	**4.9**	3.6	(0.2)	3.8
Adjusted effective tax rate from continuing operations	**23.7 %**	**25.0 %**	**23.8 %**	22.0 %	11.8 %	21.0 %

NET DEBT RATIO

(UNAUDITED)

	Second Quarter
In millions	**2024**
Cash and cash equivalents	**$ 4.3**
Total debt	**(74.2)**
Net debt	**69.9**
Adjusted EBITDA	**39.3**
Net debt to EBITDA ratio	**1.8**
Adjusted EBITDA excluding Graphic Arts segment	**44.7**
Net debt to EBITDA ratio excluding Graphic Arts segment	**1.6**

FREE CASH FLOW (UNAUDITED) Second Quarter Year-to-date In millions 2024 2023 2024 2023 Net cash provided / (used) by continuing operating activities $ 8.9 $ 13.1 $ 12.5 $ (1.3) Net cash provided by Graphic Arts operating activities 0.1 0.4 0.1 0.4 Net cash provided / (used) by continuing operating activities excluding Graphic Arts 8.8 12.7 12.4 (1.7) Capital expenditures (2.7) (2.9) (4.1) (4.9) Graphic Arts capital expenditures (0.1) (0.4) (0.1) (0.4) Capital expenditures excluding Graphic Arts (2.6) (2.5) (4.0) (4.5) Free cash flow $ 6.2 $ 10.2 $ 8.4 $ (6.2) Free cash flow excluding Graphic Arts $ 6.2 $ 10.2 $ 8.4 $ (6.2)